UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On April 10, 2023, Tilray Brands, Inc. (the “Company” or “Tilray”) entered into an arrangement agreement (the “Arrangement Agreement”) with HEXO Corp. (“HEXO”) to acquire all of the outstanding common shares of HEXO (the “HEXO Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario).

Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, each HEXO Share outstanding immediately prior to the effective time of the Plan of Arrangement (the “Effective Time”) (other than shares, if any, held by HEXO dissenting shareholders) shall be transferred to Tilray in exchange for 0.4352 of a share (the “Exchange Ratio”) of Tilray common stock, par value $0.0001 per share (the “Tilray Common Stock”). The arrangement is intended to qualify as a reorganization for U.S. federal income tax purposes.

At the Effective Time, (i) all HEXO equity awards granted under HEXO’s equity compensation plans that are outstanding as of the Effective Time will be adjusted such that the holder thereof will receive Tilray Common Stock, with the number of shares underlying such award (and the exercise price of such award, in the case of options) adjusted based on the Exchange Ratio, and (ii) each of the warrants for HEXO Shares that are outstanding will be adjusted such that the holder thereof will be entitled to receive, upon exercise thereof, Tilray Common Stock after adjustments to reflect the arrangement and to account for the Exchange Ratio.

The descriptions of the Arrangement Agreement and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the actual agreement, a copy of which is filed with this Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference. The Arrangement Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Tilray or HEXO. In particular, the assertions embodied in the representations and warranties in the Arrangement Agreement were made as of the date of the Arrangement Agreement or other specified date, were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Arrangement Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Arrangement Agreement are not necessarily characterizations of the actual state of facts about Tilray or HEXO at the time they were made or otherwise and should only be read in conjunction with the other information that Tilray or HEXO makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”). In addition, the representations, warranties, covenants and agreements and other terms of the Arrangement Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Tilray or HEXO’s public disclosures.

In connection with the Arrangement Agreement, Tilray and HEXO also entered into a letter agreement (the “Letter Agreement”) that requires HEXO to pay Tilray an aggregate amount of approximately $18.5 million as an amendment fee and in satisfaction of certain fees and amounts owing by HEXO to Tilray. Pursuant to such Letter Agreement, the parties further agreed to amendments and waivers under that certain Amended and Restated Secured Convertible Note, dated as of July 12, 2022, issued by HEXO and payable to Tilray (the “HEXO Note”).  These amendments to the HEXO Note include, among other things, a reduction of the HEXO minimum liquidity covenant to $4 million and a waiver of the minimum EBITDA covenant. The Letter Agreement also requires HEXO to make additional payments to Tilray in consideration for the termination of the advisory services agreement dated July 12, 2022 between HEXO and Tilray, up to an amount equal to $10 million.

Each of the transactions and agreements described above are subject to several closing conditions, including receipt of HEXO shareholder approval; HEXO undergoing no material adverse events; and HEXO complying with all pre-closing covenant compliance, including limitations on specified business actions.

In addition to the transactions and agreements described above, Tilray previously acquired on July 12, 2022 all of the outstanding principal and interest under the HEXO Note with certain amendments. Concurrently with the acquisition by Tilray of the HEXO Note, Tilray and HEXO agreed to enter into commercial agreements providing for co-manufacturing by each of Tilray and HEXO, exclusive supply by Tilray to HEXO of cannabis products for international markets, provisioning by Tilray to HEXO of advisory services and procurement and selling and administrative services. As part of the transaction, Tilray delivered to the seller of the HEXO Note consideration totaling approximately $155 million, representing a substantial investment of resources and capital by the Company.

Copies of the transaction documents are filed as Exhibits 10.1 and 10.2 with this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01          Other Events.

On April 10, 2023, the Company issued a press release announcing the transactions described above. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Arrangement Agreement, dated as of April 10, 2023, by and between Tilray and HEXO.
10.2	Letter Agreement, dated as of April 10, 2023, by and between Tilray and HEXO.
99.1	Press release of Tilray Brands Inc., dated April 10, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: April 10, 2023
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel